UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on February 1, 2024, Interactive Strength Inc., a Delaware corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”).

Via various previously disclosed transactions, as of February 19, 2026, the outstanding principal amount and accrued interest of the Loan was $998,803 (the "Loan Amount").

On February 19, 2026, the Company and the Lender entered into an Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company and Lender agreed to reduce the Loan Amount by $400,000 in exchange for the issuance of 80,000 shares (as adjusted for the Reverse Stock Split, as defined and discussed in Item 5.03 below) of the Company’s common stock (the “Exchange Shares”) to the Lender at a price per Exchange Share of $5.00 (as adjusted for the Reverse Stock Split). The Exchange Shares will not contain a restrictive legend under the Securities Act of 1933, as amended (the “Securities Act”). As a result of this transaction, the outstanding principal amount of the Loan is $598,803.

The issuance of the Exchange Shares in exchange for a reduction in the Loan Amount was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

Following the issuance of the Exchange Shares and other unregistered share issuances, as of February 24, 2026, the Company had 1,798,406 shares (as adjusted for the Reverse Stock Split) of Common Stock outstanding.

The description of the Exchange Agreement herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Amended and Restated Certificate of Incorporation

On February 23, 2026, the Company filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a rate of 1-for-10 (the “Reverse Stock Split”), effective as of 11:59 p.m. Eastern Time on February 23, 2026.

The Reverse Stock Split decreased the number of shares of Common Stock issued and outstanding from 17,984,137 shares to 1,798,406 shares. Accordingly, each holder of Common Stock now owns fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split affected all holders of Common Stock uniformly and did not affect any stockholder’s percentage ownership interest in the Company. Therefore, voting rights and other rights and preferences of the holders of Common Stock were not affected by the Reverse Stock Split. Common Stock issued pursuant to the Reverse Stock Split remains fully paid and nonassessable, without any change in the par value per share. Pursuant to the Charter Amendment, no fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares will receive cash for each fraction of a share they hold.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market on February 24, 2026. The trading symbol for Common Stock remains “TRNR.” The new CUSIP number for Common Stock following the Reverse Stock Split is 45840Y500.

The description of the Charter Amendment herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 20, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Interactive Strength Inc.

10.1	Exchange Agreement, dated as of February 19, 2026, by and between Interactive Strength Inc. and Vertical Investors, LLC

99.1	Press Release, dated February 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	February 25, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)